                                EXHIBIT (8)(c)(2)

                               AMENDMENT NO. 2 TO
                             PARTICIPATION AGREEMENT
                                (First American)

                             AMENDMENT NO. 2 TO THE
                             PARTICIPATION AGREEMENT

     The Participation Agreement, dated as of August 23, 2000, by and among U.S. Bancorp Asset Management, Inc., fka U.S. Bancorp Piper Jaffray Asset Management, Inc., a Delaware corporation ("USBAM"); First American Insurance Portfolios, Inc., a Minnesota corporation ("FAIP"); and Transamerica Life Insurance Company, an Iowa life insurance company (the "Insurance Company"), is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

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CONTRACTS FUNDED       SEPARATE ACCOUNTS        FUNDS AVAILABLE UNDER
BY THE SEPARATE        UTILIZING THE FUNDS      THE CONTRACTS
ACCOUNTS/SUBACCOUNTS
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AV288 101 95 796       Separate Account VA I    Class IA
                                                --------
                                                Large Cap Growth Portfolio
                                                Mid Cap Growth Portfolio
                                                Small Cap Growth Portfolio
                                                Technology Portfolio
                                                International Portfolio

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AV721 101 149 1001     Separate Account VA L    Class IB
                                                --------
                                                Corporate Bond Portfolio
                                                Equity Income Portfolio
                                                International Portfolio
                                                Large Cap Growth Portfolio
                                                Mid Cap Growth Portfolio
                                                Small Cap Growth Portfolio
                                                Technology Portfolio

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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: July 15, 2002

U.S. BANCORP ASSET                       FIRST AMERICAN INSURANCE
MANAGEMENT, INC.                         PORTFOLIOS, INC.

By:    /s/ Robert H. Nelson              By:    /s/ Jeffrey M. Wilson
   ----------------------------------       ------------------------------------

Name:  Robert H. Nelson                  Name:  Jeffrey M. Wilson
     --------------------------------         ----------------------------------

Title: COO                               Title: VP
      -------------------------------          ---------------------------------

TRANSAMERICA LIFE
INSURANCE COMPANY

By:  /s/ Larry N. Norman
   ----------------------------------
   Larry N. Norman
   President